UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

APEIRON CAPITAL INVESTMENT CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

Apeiron Capital Investment Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41030	86-1963522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Federal Street, Suite 875

Boston, Massachusetts 02110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 279-0045

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	APNU	The New York Stock Exchange

Shares of Class A common stock included as part of the units	APN	The New York Stock Exchange

Redeemable warrants included as part of the units	APNW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously announced, Apeiron Capital Investment Corp. (the “Company”) has called and provided a notice of a special meeting of stockholders (the “Special Meeting”) to be held on December 21, 2022, at 12:30 p.m. Eastern time, as a virtual meeting, to consider and vote upon the matters described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 1, 2022 (as may be amended, the “Proxy Statement”). Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

The Company plans to continue to solicit proxies from stockholders during the period prior to the Special Meeting. Only the holders of the Company’s common stock as of the close of business on November 28, 2022, the record date for the Special Meeting, are entitled to vote at the Special Meeting.

In connection with the solicitation, the Company is providing its stockholders and other interested parties with the following updates to the terms of the Extension, including that:

•	the monthly loan amount that Apeiron Capital Sponsor, LLC (the “Sponsor”) will contribute to the Trust Account will increase from $0.05 to $0.055 for each Public Share that is not redeemed while retaining the $125,000 maximum monthly amount to be contributed by the Sponsor;
•	the Sponsor will indemnify the Company for any excise tax liabilities; and
•	the Company intends to invest the funds remaining in the Trust Account after giving effect to redemptions in U.S. government treasury bills or other interest-bearing accounts.

Additional information regarding the foregoing updates to the terms of the Extension is set forth below.

Change in Monthly Loan Amount

The Proxy Statement provides that the monthly loan amount that the Sponsor will contribute to the Trust Account in connection with the Extension will be equal to the lesser of (x) an aggregate of $125,000 or (y) $0.05 for each Public Share that is not redeemed (the “Monthly Amount”). The Sponsor has agreed to increase the Monthly Amount from $0.05 to $0.055 for each Public Share that is not redeemed while retaining the $125,000 maximum Monthly Amount. Accordingly, the amount contributed per share will depend on the number of Public Shares that remain outstanding after redemptions in connection with the Extension and the length of the Extension period that will be needed to complete an initial business combination. If more than 2,272,727 Public Shares remain outstanding after redemptions in connection with the Extension, then the amount paid per share will be reduced proportionately. For example, if the Company completes an initial business combination on August 14, 2023, which would represent six calendar months, no Public Shares are redeemed and all of the Public Shares remain outstanding in connection with the Extension, then the aggregate amount contributed per share will be approximately $0.04 per share, with the aggregate maximum contribution to the Trust Account being $750,000. However, if 14,977,273 Public Shares are redeemed and 2,272,727 Public Shares remain outstanding after redemptions in connection with the Extension, then the amount contributed per share for such six-month period will be approximately $0.33 per share.

Indemnification of Excise Tax Liabilities

Additionally, as previously disclosed in the Proxy Statement, on August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax (the “Excise Tax”) on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. The IR Act applies only to repurchases that occur after December 31, 2022.

Any redemption that occurs as a result of the Extension would occur before December 31, 2022, and therefore, currently, the Company would not be subject to the Excise Tax as a result of any redemptions in connection with the Extension. However, any redemption or other repurchase that occurs after December 31, 2022, in connection with an initial business combination or otherwise, may be subject to the Excise Tax. Whether and to what extent the Company would be subject to the Excise Tax in connection with an initial business combination would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the initial business combination, (ii) the structure of the initial business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with the initial business combination (or otherwise issued not in connection with the initial business combination but issued within the same taxable year of the initial business combination) and (iv) the content of regulations and other guidance from the U.S. Department of the Treasury. In addition, because the Excise Tax would be payable by the Company, and not by the redeeming holder, the mechanics of any required payment of the Excise Tax have not been determined.

To mitigate the current uncertainty surrounding the implementation of the IR Act, in the event that the Extension is implemented, the Sponsor intends to indemnify the Company for any Excise Tax liabilities resulting from the implementation of the IR Act with respect to any future redemptions that occur after December 31, 2022. For the avoidance of doubt, the proceeds deposited in the Trust Account and the interest earned thereon shall not be used to pay for any Excise Tax due under the IR Act in connection with any redemptions of the Public Shares prior to or in connection with the Company’s initial business combination. However, the Company intends to continue to use the accrued interest in the Trust Account to pay its franchise and income taxes.

Trust Account Investments

If the Extension Amendment Approval is implemented, the Company intends to continue investing the funds remaining in the Trust Account after giving effect to redemptions made in connection with the approval of the Extension Amendment Proposal, in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 which invest only in direct U.S. government treasury obligations, until such time that the Company may be subject to the risk of being deemed to be an unregistered investment company, as discussed in greater detail in the Proxy Statement. If the Company determines, in its discretion, to liquidate the foregoing securities held in the Trust Account to avoid the risk of being deemed to be an unregistered investment company, the Company intends to hold all funds in the Trust Account as cash items, which may include interest-bearing accounts to the extent permitted by the trustee of the Trust Account and the applicable rules of the Securities and Exchange Commission (the “SEC”).

Forward-Looking Statements

This Current Report on Form 8-K (“Report”) includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s stockholder approval of the Extension Amendment Proposal and the other proposals described in the Proxy Statement, its inability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent Quarterly Reports for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022 and other documents the Company has filed, or will file, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Participants in the Solicitation

The Company and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the securityholders of the Company in favor of the approval of the Extension Amendment Proposal and the other proposals described in the Proxy Statement. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Proxy Statement, which may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This Report shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension Amendment Proposal. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Additional Information and Where to Find It

The Company urges investors, stockholders and other interested persons to read the Proxy Statement as well as other documents filed by the Company with the SEC, because these documents will contain important information about the Company and the Extension Amendment Proposal. Stockholders may obtain copies of the Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Advantage Proxy, Inc., P.O. Box 13581, Des Moines, WA 98198, Attn: Karen Smith, Toll Free Telephone: (877) 870-856, Main Telephone: (206) 870-8565 or E-mail: ksmith@advantageproxy.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apeiron Capital Investment Corp.

By:	/s/ Joel Shulman
	Name:	Joel Shulman
	Title:	Chief Executive Officer

Dated: December 16, 2022